Exhibit 10.1

U.S. $300,000,000

CREDIT AGREEMENT

Dated as of November 21, 2014

Among

THE RYLAND GROUP, INC.
as Borrower

and

THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders

and

CITIBANK, N.A.
as Administrative Agent

and

JPMORGAN CHASE BANK, N.A.
as Syndication Agent

and

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC
BANK OF THE WEST
RBS SECURITIES INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners,

i

Schedules

Schedule I - Commitments

Schedule II - Guarantors

Schedule III - Existing Liens

Schedule 2.01(b) - Existing Letters of Credit

Schedule 4.11 - Subsidiaries

Schedule 5.07 - Non-Guarantor Subsidiaries

Schedule 6.04 - Existing Investments

Exhibits

Exhibit A	-	Form of Note

Exhibit B	-	Form of Notice of Revolving Credit Borrowing

Exhibit C	-	Form of Assignment and Assumption

Exhibit D	-	Form of Borrowing Base Certificate

Exhibit E	-	Form of Compliance Certificate

Exhibit F	-	Form of Guaranty

Exhibit G-1	-	Form of Opinion of Outside Counsel for the Borrower

Exhibit G-2	-	Form of Opinion of In-House Counsel for the Borrower

Exhibit H-1	-	Form of Assumption Agreement

Exhibit H-2	-	Form of Increase Notice

Exhibit I	-	Form of Tax Compliance Certificates

CREDIT AGREEMENT
Dated as of November 21, 2014

THE RYLAND GROUP, INC., a Maryland corporation (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) and issuers of letters of credit (“Initial Issuing Banks”) listed on Schedule I hereto, and CITIBANK, N.A. (“Citibank”), as agent (the “Agent”) for the Lenders (as hereinafter defined), agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means a Revolving Credit Advance or a Swing Line Advance.

“Affiliate” means, with respect to any Person, any Person (a) which directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person, or (b) which directly, or indirectly through one or more intermediaries, owns beneficially or of record twenty-five percent (25%) or more of the Voting Stock of such Person.

“Agent’s Account” means the account of the Agent maintained by the Agent at Citibank at its office at 1615 Brett Road, Building #3, New Castle, Delaware 19720, Account No. 36852248, Attention:  Bank Loan Syndications or such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

“Anniversary Date” has the meaning specified in Section 2.22(a).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

Leverage Ratio	Applicable Margin for Eurodollar Advances	Applicable Margin for Base Rate Advances
<40%	1.625%	0.625%
>40% but <50%	1.750%	0.750%
>50% but <55%	2.000%	1.000%
>55%	2.250%	1.250%

The initial Applicable Margin shall be 2.000% for Eurodollar Advances and 1.000% for Base Rate Advances 1.000%.  Any change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(f); provided, however, that if a Compliance Certificate is not delivered on or prior to a date required by Section 5.01(f), then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until the first Business Day after such Compliance Certificate is so delivered.

“Applicable Percentage” means a percentage per annum determined by reference to the Leverage Ratio in effect on such date as set forth below:

Leverage Ratio	Applicable Percentage
<40%	0.25%
>40% but <50%	0.30%
>50% but <55%	0.35%
>55%	0.40%

The initial Applicable Percentage shall be 0.35%.  Any change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(f); provided, however, that if a Compliance Certificate is not delivered on or prior to a date required by Section 5.01(f), then the Applicable Percentage shall be the highest Applicable Percentage set forth in the foregoing table until the first Business Day after such Compliance Certificate is so delivered.

“Approved Fund” means any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Bank of the West, RBS Securities Inc. and Wells Fargo Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07), and accepted by the Agent, in substantially the form of Exhibit C or any other form approved by the Agent.

“Assuming Lender” has the meaning specified in Section 2.21(c).

“Assumption Agreement” has the meaning specified in Section 2.21(c)(ii).

“Authorized Financial Officer” means any of the chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of the Borrower.

“Available Amount” of a Letter of Credit at any time means the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Related Document, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)           the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b)           ½ of one percent per annum above the Federal Funds Rate; and

(c)           the ICE Benchmark Administration Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Agent from time to time) at approximately 11:00 a.m. London time on such day); provided that if One Month LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing.

“Borrowing Base”:  as of any date, an amount calculated as follows:

(a)           100% of Unrestricted Cash to the extent it exceeds $25,000,000; plus

(b)           100% of the amount of Home Proceeds Receivable; plus

(c)           90% of the book value of Sold Construction in Progress and Sold Completed Units; plus

(d)           85% of the book value of Unsold Construction in Progress and Unsold Completed Units; plus

(e)           subject to the limitations set forth below,

(i)            65% of the book value of Finished Lots; plus

(ii)           65% of the book value of Land Under Development; plus

(iii)          50% of the book value of Raw Land- Entitled.

Notwithstanding the foregoing, the sum of all amounts included in clause (e) above shall be counted as a part of the Borrowing Base only to the extent the sum of such amounts does not exceed 50% of the total Borrowing Base.

“Borrowing Base Applicability Period” means, as of any date of delivery of a Compliance Certificate in accordance with Section 5.01(f), if the Leverage Ratio is greater than or equal to the percentages specified below as of such date, the period from the date of delivery of such Compliance Certificate until the date of delivery of a subsequent Compliance Certificate calculating that the Leverage Ratio is less than the percentage specified below as of such date:

For the Fiscal Quarter Ending as of the following dates:	Leverage Ratio Equals or Exceeds the following Percentage:
December 31, 2014	62%
March 31, 2015	62%
June 30, 2015	62%
September 30, 2015	62%
December 31, 2015	62%
March 31, 2016	62%
June 30, 2016	57.5%
September 30, 2016	57.5%
December 31, 2016 and the last day of each fiscal quarter thereafter	55%

“Borrowing Base Availability” means the lesser of (a) the Revolving Credit Commitments and (b) the Borrowing Base calculated in the most recently delivered Borrowing Base Certificate minus Borrowing Base Usage.

“Borrowing Base Certificate” means a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit D.

“Borrowing Base Usage” means, as of the date of determination, the sum of (i) Consolidated Debt outstanding at such time minus Subordinated Debt outstanding at such time maturing more than one year after such date of determination plus (ii) to the extent not included in such Consolidated Debt, the Available Amount of all outstanding Letters of Credit.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (i) short-term obligations of, or fully guaranteed by, the United States, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) short term certificates of deposit and time deposits, which mature within ninety (90) days from the date of issuance and which are maintained with a Lender, a domestic commercial bank having capital and surplus in excess of $100,000,000, or are fully insured by the FDIC, and (v) money market funds substantially all the assets of which are described in the preceding clauses

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by a vote of a majority of the directors so nominated

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Revolving Credit Commitment, a Letter of Credit Commitment or a Swing Line Commitment.

“Commitment Date” has the meaning specified in Section 2.21(b).

“Commitment Increase” has the meaning specified in Section 2.21(a).

“Competitor” means any Person that is itself, or is owned or Controlled by, (i) a Homebuilder or (ii) engaged primarily in the business of investing in distressed real estate and not a banking institution, life insurance company, or other similar financial institution that ordinarily is engaged in the business of making real estate loans in the ordinary course of business.

“Completed Unit” means a Unit as to which either (or both) of the following has occurred:  (a) a notice of completion has been filed or recorded in the appropriate real estate records; or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained), or if a notice of completion or certificate of occupancy is not required to be provided to, or issued by, the applicable jurisdiction, respectively, the Unit is otherwise ready for occupancy in accordance with applicable law.

“Compliance Certificate” means a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Debt” means, at any date, without duplication (a) all funded debt of the Borrower and its Homebuilding Segment Subsidiaries determined on a consolidated basis; plus (b) funded debt of Joint Ventures that are Subsidiaries to the extent there is recourse to Borrower or any Homebuilding Segment Subsidiary; plus (c) the sum of all reimbursement obligations with respect to drawn Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and, without duplication, the maximum amount available to be drawn under all undrawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral), in each case issued for the account of, or guaranteed by, the Borrower or any of its Homebuilding Segment Subsidiaries; plus (d) all guarantees of the Borrower or its Homebuilding Segment Subsidiaries of funded debt of third parties; provided, however, except as provided above in this definition with respect to Financial Letters of Credit, in the case of any Contingent Obligation only amounts due and payable at the time of determination will be included in the calculation of Consolidated Debt; and plus (e) all Hedging Obligations of the Borrower and its Homebuilding Segment Subsidiaries (measured at the Hedge Agreement Termination Value); excluding, in each case, Indebtedness of a the Borrower to a Homebuilding Segment Subsidiary or of a Homebuilding Segment Subsidiary to the Borrower or another Homebuilding Segment Subsidiary, but, for the avoidance of doubt, Consolidated Debt will not include Capitalized Lease Obligations or liabilities relating to real estate not owned as determined under GAAP.

“Consolidated EBITDA” means, for any period, (a) the Consolidated Net Income, plus cash distributions received by the Borrower from any Subsidiaries not otherwise included in the determination of such Consolidated Net Income plus (b) to the extent deducted from revenues in determining Consolidated Net Income:  (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges, (vi) extraordinary losses, and (vii) loss on early extinguishment of indebtedness, minus (c) to the extent added to revenues in determining Consolidated Net Income, non-cash gains and extraordinary gains (including for the avoidance of doubt, gains relating to the release of any tax valuation asset reserves and gains on early extinguishment of indebtedness).

“Consolidated Interest Expense” means, for any period, the consolidated interest expense and capitalized interest and other charges amortized to cost of sales of the Borrower and its Homebuilding Segment Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (excluding interest of the Borrower to any Homebuilding Segment Subsidiary or of any Homebuilding Segment Subsidiary to the Borrower or any other Homebuilding Segment Subsidiary) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period by the Borrower and its Homebuilding Segment Subsidiaries during such period, including (a) the interest portion of all deferred payment obligations, and (b) all commissions, discounts, and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees) and Hedging Obligations, in each case to the extent attributable to such period.  For purposes of this definition, interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Leases in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) attributable to the Borrower and its Homebuilding Segment Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Net Worth” means, at any date, the consolidated stockholders equity, less Intangible Assets, of the Borrower and its Homebuilding Segment Subsidiaries determined in accordance with GAAP on a consolidated basis, all determined as of such date.

“Construction in Progress” means Finished Lots (a) for which a final subdivision map has been recorded and (b) upon which construction has commenced, as evidenced by the commencement of excavation for foundations, but has not been completed.

“Contingent Obligation” means, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the monetary obligation or monetary liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement.

“Contractual Obligation” means, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means at any time, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any Issuing Bank, any Swing Line Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Advances) within two Business Days of the date when due, (b) has notified the Borrower, the Agent or any Issuing Bank or Swing Line Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swing Line Bank and each Lender.

“Dollars” and the “$” sign each means lawful currency of the United States.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Effective Date” means the date on which the conditions precedent set forth in Section 3.01 shall have been satisfied, which date is November 21, 2014.

“Eligible Assignee” means any of (i) a Lender or an Affiliate of a Lender; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least

$250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iv) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (v) a nationally or internationally recognized investment banking company or other financial institution in the business of making, investing in or purchasing loans, or an Affiliate thereof organized under the laws of any State of the United States or any other country which is a member of OECD, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; or (vi) an Approved Fund.  Notwithstanding the foregoing, (a) in no event shall a Defaulting Lender be deemed to be an Eligible Assignee, and (b) “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates or a Competitor.

“Entitled Land” means (a) land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained (on a final and unconditional basis) from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature), in order to develop the land as a residential housing project and construct Units thereon; and (b) as to land located in California, land which satisfies the requirements of clause (a) immediately above, and which is subject to a currently effective vesting, tentative map (unless a county or city where the land is located does not grant vesting tentative maps) which has received all necessary approvals (on a final and unconditional basis) by all applicable governmental authorities.

“Environmental Law” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum equal to the ICE Benchmark Administration Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) applicable to Dollars (rounded upward to the next 1/100th of 1% per annum) appearing on Reuters LIBOR01 Page (or any successor page) at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.  Notwithstanding the foregoing, if the Eurodollar Rate would otherwise be less than zero, such Eurodollar Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Eurodollar Rate Advance” means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extending Lender” has the meaning specified in Section 2.22(b).

“Facility” means the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation adopted pursuant to such published intergovernmental agreements.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it; provided, that at any time when the Federal Funds Rate would otherwise be less than zero, the Federal Funds Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Financial Letter of Credit” means a letter of credit that is not a Performance Letter of Credit.

“Financial Services Subsidiary” means a Subsidiary engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage broker and title and escrow businesses), homeowners’ insurance, warranty coverage, mortgage servicing, securities issuance, bond administration and management services and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto.

“Finished Lots” means lots of Entitled Land as to which (a) a final subdivision map has been recorded; (b) all major off-site construction and infrastructure has been completed to local governmental requirements; (c) utilities have been installed to local government requirements; and (d) building permits may be pulled and construction commenced without the satisfaction of any further material conditions.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Ratable Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Bank, such Defaulting Lender’s Ratable Share of outstanding Swing Line Advances made by such Swing Line Bank other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” means generally accepted accounting principles in the United States as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the audited financial statements referred to in Section 4.01 affects the calculation of any financial covenant contained herein, (i) the Borrower, the Lenders and the Agent hereby agree to make such amendments hereto to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements, and (ii) pending the effectiveness of such amendment, the Borrower shall not be in Default hereunder if, solely as a result of such change in generally accepted accounting principles, the Borrower is not in compliance with any financial covenant contained herein.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means the Guaranty to be executed and delivered by each Guarantor, substantially in the form of Exhibit F.

“Guarantors” means (a) each Subsidiary of Borrower indicated on Schedule II and (b) any Subsidiary that hereafter guarantees the Obligations, subject, in the case of either (a) or (b), to release of an entity as a guarantor as provided in Section 5.07.

“Hazardous Substances” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, and all other substances or wastes regulated pursuant to any Environmental Law.

“Hedge Agreement Termination Value” means, in respect of any one or more Hedging Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Obligations (which may include a Lender or any Affiliate of a Lender).

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), (a) under any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities, or exchange transaction, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Home Proceeds Receivable” means, with respect to the Borrower or a Homebuilding Segment Subsidiary, funds due to the Borrower or such Homebuilding Segment Subsidiary held at an escrow or title company (including an escrow or title company which is a subsidiary of the Borrower) following the sale and conveyance of title of a Unit to a buyer.

“Homebuilder” means any Person that is listed on the most recent Builder 100 list published by Builder magazine, ranked by revenues or closings (or if such list is no longer published, identified in such other published list or through such other means as is mutually agreed by the Agent and the Borrower) or any Affiliate of such Person.

“Homebuilding Segment Subsidiary” means each Subsidiary of the Borrower engaged in the homebuilding segment of the Borrower, whose financial statements are consolidated with the consolidated financial statements of the Borrower in accordance with GAAP.  For avoidance of doubt, no Financial Services Subsidiary shall be a Homebuilding Segment Subsidiary and each Subsidiary in the corporate segment of the Borrower shall be a Homebuilding Segment Subsidiary.

“Increase Date” has the meaning specified in Section 2.21(a).

“Increase Notice” has the meaning specified in Section 2.21(c)(iii).

“Increasing Lender” has the meaning specified in Section 2.21(b).

“Indebtedness” of any Person at any date, means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services which would appear as a liability on the consolidated balance sheet of such Person (except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, except Liens described in clauses (b)-(e), (g), (j) and (l) of the definition of “Permitted Liens”, so long as the obligations secured thereby are not more than sixty (60) days delinquent, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Financial Letter of Credit or a reimbursement obligation of such Person with respect thereto, (ix) consisting of Hedging Obligations (measured at the Hedge Agreement Termination Value), (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations; and (b) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning specified in Section 9.08.

“Information Memorandum” means the information memorandum dated October 24, 2014 used by the Arrangers in connection with the syndication of the Commitments.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges and unamortized debt discount.

“Interest Coverage Ratio” means, as of any date, for the applicable period of the four quarters then ended, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Incurred.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a)           the Borrower may not select any Interest Period that ends after the latest Termination Date;

(b)           Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

(c)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)           whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Investment” means (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance, extension of credit (by way of guaranty or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit.  For purposes hereof, the book value of any Investment shall be calculated in accordance with GAAP.

“IP Rights” has the meaning specified in Section 4.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuance” with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.

“Issuing Bank” means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 or any other Lender so long as such Eligible Assignee or Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank, Eligible Assignee or Lender, as the case may be, shall have a Letter of Credit Commitment.

“Joint Venture” means  a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (a) to which the Borrower or any other Loan

Party is or becomes a party (other than tenancies in common), (b) whether or not the Borrower is required to consolidate the joint venture in its financial statements in accordance with GAAP, and (c) in which the Borrower or any other Loan Party has or will have a total investment exceeding $250,000 or which has total assets plus contingent liabilities exceeding $1,000,000.  For the purposes of this definition, the Borrower’s or other Loan Party’s investment in a joint venture shall be deemed to include any Capital Stock of the joint venture owned by the Borrower or such Loan Party, any loans or advances to the Borrower or such Loan Party from the joint venture, any contractual commitment, arrangement or other agreement by the Borrower or such Loan Party to provide funds or credit to the joint venture.

“Land Under Development” means Entitled Land upon which a final subdivision map has been recorded and upon which construction of improvements has commenced and is being diligently pursued but has not be completed.

“L/C Cash Deposit Account” means an interest bearing cash deposit account to be established and maintained by the Agent for the benefit of the Issuing Banks and the Lenders, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

“L/C Obligations” means, as of any date, the aggregate Available Amount of outstanding Letters of Credit and Revolving Credit Advances made by an Issuing Bank in accordance with Section 2.03 that have not been funded by the Lenders.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Related Documents” has the meaning specified in Section 2.06(b)(i).

“Lenders” means each Initial Lender, each Swing Line Bank, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.21 or Section 2.22 and each Person that shall become a party hereto pursuant to Section 9.07.

“Letter of Credit” has the meaning specified in Section 2.01(b).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower and its specified Subsidiaries in (a) the Dollar amount set forth opposite the Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment”, (b) if such Issuing Bank has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount of the Letter of Credit Commitment set forth in such Assumption Agreement or (c) if such Issuing Bank has entered into one or more Assignment and Assumptions, the Dollar amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.07(c) as such Issuing Bank’s “Letter of Credit Commitment”, in each case as such amount may be reduced or increased prior to such time pursuant to the terms of this Agreement.

“Letter of Credit Facility” means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, (b) an amount equal to the sum of 50% of the aggregate Revolving Credit Commitments on the Effective Date and 50% of each Commitment Increase and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Leverage Ratio” means the ratio, as of any date, of (a) Consolidated Debt minus Unrestricted Cash, to the extent Unrestricted Cash exceeds $25,000,000, divided by (b) Consolidated Debt minus Unrestricted Cash, to the extent Unrestricted Cash exceeds $25,000,000 plus Consolidated Tangible Net Worth.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).  For the avoidance of doubt, a restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by any Loan Party and which does not secure an obligation to pay money is not a Lien.

“Liquidity” means at any time, the sum of (i) all Unrestricted Cash held by the Borrower and its Subsidiaries and (ii) the Borrowing Base Availability.

“Loan Document” means this Agreement, each Guaranty, each Guaranty Supplement, if any, each Note, if any, and each L/C Related Document.

“Loan Parties” means, as of any date, collectively, the Borrower and the Guarantors.  A “Loan Party” shall mean, the Borrower or any Guarantor, individually.

“Material Adverse Effect” means a material adverse effect on (a)  the financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b)  the ability of the Loan Parties, taken as a whole, to perform their payment or other material obligations under any Loan Document; or (c) the legality, validity, binding effect, or enforceability against the Borrower or any other Loan Party of any material obligations of the Borrower or any other Loan Party under any Loan Document to which it is a party or the rights and remedies of the Agent, the Issuing Banks or the Lenders thereunder.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances under Section 2.03(h), an amount equal to 101% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or deposit account balances under Section 2.19, an amount equal to 100% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Model Unit” means a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

“Multiemployer Plan” means any employee benefit plan of  the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to  make contributions.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.22(b).

“Non-Recourse Indebtedness” means Indebtedness of the Borrower or any of its Restricted Subsidiaries for which its liability is limited to the Real Estate Inventory upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness (including, in the case of Indebtedness of a Restricted Subsidiary which is a Subsidiary that holds title to Real Estate Inventory, liability of that Subsidiary and liabilities secured by a pledge of the equity interests of such Subsidiary (if such Real Estate Inventory constitutes all or substantially all the assets of such Subsidiary)).

“Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower.

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Obligations” means all advances to, and debts, liabilities and obligations of, the Borrower and the Guarantors arising under any Loan Document or otherwise with respect to any Borrowing, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OECD” means the Organization of Economic Cooperation and Development.

“Off-Balance Sheet Liabilities” means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Advance, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Participant” has the meaning specified in Section 9.07(d).

“Participant Register” has the meaning specified in Section 9.07(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and Section 412 of the Code in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Performance Letter of Credit” means any letter of credit issued (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds; or (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred.

“Permitted Investments” means (a) readily marketable, direct, full faith, and credit obligations of the United States, or obligations guaranteed by the full faith and credit of the United States, maturing within not more than eighteen (18) months from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within eighteen (18) months from the date of issuance and which are maintained with a Lender, a domestic commercial bank having capital and surplus in excess of $100,000,000 or are fully insured by the FDIC; (c) commercial paper or master notes maturing in 365 days or less from the date of issuance rated either “P-1” by Moody’s, or “A” by S&P); (d) debt instruments of a domestic issuer which mature in one (1) year or less and which are rated “A” or better by Moody’s or S&P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated either “P-1” by Moody’s or “A-1” by S&P which mature in one (1) year or less; (g) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having one (1) of the two (2) highest ratings obtainable from any two of S&P, Moody’s, or Fitch, Inc. (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent); (h) investment grade bonds, other than domestic corporate bonds issued by the Borrower or any of its Affiliates, maturing no more than seven (7) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S&P, Moody’s, or Fitch, Inc. (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent); and (i) shares of money market, mutual, or similar funds which invest primarily in securities of the type described in clauses (a) through (h) above.

“Permitted Liens” means

(a)           Liens existing on the date of this Agreement and described on Schedule III hereto;

(b)           Liens imposed by governmental authorities for Taxes not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

(c)           statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of not more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

(d)           Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing or community development bonds, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the real estate subject thereto (as such real estate is used by the Borrower or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(f)            Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default hereunder with respect thereto;

(g)           pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation and deposits securing liability to insurance carriers under insurance arrangements;

(h)           Liens securing Indebtedness of a Person existing at the time such Person becomes a Loan Party or Restricted Subsidiary or is merged with or into the Borrower or any of its Restricted Subsidiaries and Liens on assets or properties at the time of acquisition thereof, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;

(i)            Liens securing Non-Recourse Indebtedness of the Borrower and its Subsidiaries;

(j)            Liens securing obligations of the Borrower or any of its Restricted Subsidiaries to any third party in connection with (i) Profit and Participation Agreements, (ii) any option or right of first refusal to purchase real property or marketing deed of trust granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Borrower or any of its Restricted Subsidiaries or relates to the coordinated marketing and promotion by the master developer, or (iii) joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting the Borrower’s or any of its Restricted Subsidiaries’ property and property belonging to such third parties, in each case entered into in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business;

(k)           Liens securing Indebtedness incurred to refinance any Indebtedness that was previously so secured by a Lien and permitted hereunder (which refinancing Indebtedness may exceed the amount refinanced, provided such refinancing Indebtedness is otherwise permitted under this Agreement) upon terms and conditions substantially similar to the terms of the Lien securing such refinanced Indebtedness immediately prior to it having been so refinanced;

(l)            Liens securing Hedging Obligations arising in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries and not for speculative purposes;

(m)          Liens arising from vexatious, frivolous or meritless claims, suits, action or filings, or other similar bad faith actions, taken by a Person not an Affiliate of the Borrower; provided that the Borrower or a Restricted Subsidiary, as applicable, is disputing such Lien in good faith and by appropriate proceedings;

(n)           Liens securing obligations of the Borrower or any of its Restricted Subsidiaries arising in connection with letters of credit or letter of credit facilities;

(o)           Liens on leases of Model Units and rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning the real property;

(p)           Liens securing Capital Lease Obligations incurred in the ordinary course of business;

(q)           Liens incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attached to such goods or assets;

(r)            Liens in favor of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments on deposits with or in possession of such banks, other than relating to Indebtedness; and

(s)            Liens securing other Indebtedness or obligations in an amount not in excess of $35,000,000 in the aggregate.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Profit and Participation Agreement” means an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset.

“Ratable Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 7.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination).

“Raw Land — Entitled” means land not under development which is Entitled Land.

“Raw Land — Unentitled” means land not under development which is not Entitled Land but which the Borrower in its reasonable commercial judgment believes it will be able to develop as residential property for its own use and not to be held speculatively.

“Real Estate Inventory” means Construction in Progress, Completed Units (including Model Units), Finished Lots, Land Under Development, Raw Land — Entitled and Raw Land — Unentitled.

“Recent Balance Sheet” has the meaning specified in Section 4.07.

“Recipient” means (a) the Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning specified in Section 9.07(c).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System (or any successor) as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System (or any successor) as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.  The Revolving Credit Advances and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payments” means with respect to any Person, any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or any payment on account of, including any sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Person or any of its Subsidiaries, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries.

“Restricted Subsidiaries” means, as of any date, the Subsidiaries of the Borrower which are not Unrestricted Subsidiaries.

“Revolving Credit Advance” means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders.

“Revolving Credit Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Revolving Credit Commitment”, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or (c) if such Lender has entered into an Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), in each case as such amount may be reduced or increased pursuant to the terms of this Agreement.

“Revolving Credit Facility” means an amount equal to the aggregate amount of all Revolving Credit Commitments.

“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Financial, Inc.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, the, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securities Act” has the meaning specified in Section 5.01(e).

“Senior Officer” means the chief executive officer, chief financial officer, general counsel or treasurer of the Borrower.

“Sold” means, with respect to any item of Real Estate Inventory, that (a) a third party purchase contract has been executed for such item of Real Estate Inventory; (b) the third party purchaser for such item of Real Estate Inventory has made a cash deposit for such item; and (c) such third party purchaser’s obligation to purchase such item of Real Estate Inventory pursuant to such third party purchase contract is not subject to any contingencies other than the contingency that it shall have obtained mortgage financing or that it shall have sold other identified property.

“Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such person has not incurred debts beyond such Person’s ability to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds), and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represent the amount that can be reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

“Subordinated Debt” means any Indebtedness of the Borrower or any other Loan Party which is subordinated to the Obligations at all times (including in respect of any amendment or modification thereto) pursuant to terms reasonably satisfactory to the Agent.

“Subsidiary” means, as to any Person, (a) any corporation, limited liability company, association or other business entity (other than a partnership), of which more than fifty percent (50%) of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or other governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the  managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination hereof).

“Swing Line Advance” means an advance made by any Swing Line Bank pursuant to Section 2.01(c) or any Lender pursuant to Section 2.02(b).

“Swing Line Bank” means Citibank, N.A. or any Eligible Assignee to which a portion of the Swing Line Commitment hereunder has been assigned pursuant to Section 9.07 or any other Lender so long as such Eligible Assignee or Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Person shall have a Swing Line Commitment.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by any Swing Line Bank.

“Swing Line Commitment” means with respect to any Swing Line Bank at any time the amount set forth opposite such Swing Line Bank’s name on Schedule I hereto, as such amount may be reduced pursuant to the terms of this Agreement.

“Swing Line Facility” has the meaning specified in Section 2.01(c).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a) November 21, 2018, subject to the extension thereof pursuant to Section 2.22 and (b) the date of termination in whole of the Commitments pursuant of the terms of this Agreement; provided, however, that the Termination Date of any Lender that is a Non-Extending Lender to any requested extension pursuant to Section 2.22 shall be the Termination Date in effect immediately prior to the applicable Anniversary Date for all purposes of this Agreement.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unissued Letter of Credit Commitment” means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the

Borrower or its specified Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

“Unused Commitment” means, with respect to each Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender’s Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances then outstanding.

“United States” or “U.S.” means  the United States of America.

“Unit” means a single family residential housing unit available for sale.

“Unsold” means, with respect to any item of Real Estate Inventory, that such item of Real Estate Inventory is not Sold.

“Unrestricted Cash” means cash and Cash Equivalents of the Borrower and its Homebuilding Segment Subsidiaries that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.

“Unrestricted Subsidiary” means (i) any Financial Services Subsidiary and (ii) any Subsidiary designated by the Borrower (each, a “Designated Subsidiary”) as an Unrestricted Subsidiary resulting from any investment (including any guarantee of Indebtedness) made by the Borrower or any of its Homebuilding Segment Subsidiaries in joint ventures engaged in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof with unaffiliated third parties; provided that the aggregate amount of investments in all Designated Subsidiaries (excluding Financial Services Subsidiaries) shall not exceed $15,000,000 (with the amount of each investment being calculated based upon the amount of investments made on or after the date such joint venture becomes a Subsidiary); provided, further, that if the Borrower subsequently designates a Subsidiary, which previously had been designated an Unrestricted Subsidiary, to be a Restricted Subsidiary, then the amount of any investments in such Subsidiary made on or after the date such joint venture became a Restricted Subsidiary shall be credited against the $15,000,000 basket set forth in this definition (up to a maximum amount of $15,000,000).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agents” means the Borrower and the Agent.

“Voting Stock” with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

SECTION 1.02  Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from”  means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 1.04  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

SECTION 2.01  The Advances and Letters of Credit.  (a)  The Revolving Credit Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances denominated in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an amount not to exceed such Lender’s Unused Commitment.  Each

Revolving Credit Borrowing shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.  Within the limits of each Lender’s Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

(b)           Letters of Credit.  Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue letters of credit (each, a “Letter of Credit”) denominated in Dollars for the account of the Borrower and its specified Subsidiaries from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date applicable to such Issuing Bank in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank’s Letter of Credit Commitment at such time or such other amount mutually agreed between such Issuing Bank and the Borrower and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time.  Except as provided in Section 2.03(h), no Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than 10 Business Days before the Termination Date then applicable to such Issuing Bank, provided that no Letter of Credit may expire after the Termination Date of any Non-Extending Lender if, after giving effect to such issuance, the aggregate Revolving Credit Commitments of the Extending Lenders (including any replacement Lenders) for the period following such Termination Date would be less than the Available Amount of the Letters of Credit expiring after such Termination Date.  Within the limits referred to above, the Borrower may from time to time request the issuance of Letters of Credit under this Section 2.01(b).  Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided that any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

(c)           The Swing Line Advances.  Each Swing Line Bank severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances denominated in Dollars to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date applicable to such Swing Line Bank (i) in an aggregate amount not to exceed at any time outstanding $25,000,000 (the “Swing Line Facility”) and such Swing Line Bank’s Swing Line Commitment at such time and (ii) in an amount for each such Advance not to exceed the Unused Commitments of the Lenders on such Business Day.  No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance.  Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of a Base Rate Advance.  Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(c).

SECTION 2.02  Making the Advances.  (a)  Except as otherwise provided in Section 2.02(b) or Section 2.03(c), each Revolving Credit Borrowing shall be made on notice,

given not later than (x) 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or (y) 2:00 P.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier.  Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be electronic mail or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance.  Each Lender shall, before 4:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the Agent’s address referred to in Section 9.02; provided, however, that the Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Banks and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Banks and such other Lenders for repayment of such Swing Line Advances.

(b)           Each Swing Line Borrowing shall be made on notice, given not later than 3:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing by the Borrower to each Swing Line Bank and the Agent, of which the Agent shall give prompt notice to the Lenders.  Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by electronic mail or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the fifth Business Day after the requested date of such Borrowing).  Each Swing Line Bank shall, before 4:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make such Swing Line Bank’s ratable portion of such Swing Line Borrowing available (based on the respective Swing Line Commitments of the Swing Line Banks) to the Agent at the Agent’s Account, in same day funds.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent’s address referred to in Section 9.02.  Upon written demand by any Swing Line Bank with a Swing Line Advance, with a copy of such demand to the Agent, each other Lender will purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Lender, such other Lender’s Ratable Share of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Swing Line Bank, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender.  The Borrower hereby agrees to each such sale and assignment.  Each Lender agrees to purchase its Ratable Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or

(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  Upon any such assignment by Swing Line Bank to any other Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement, the Notes or any Loan Party.  If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate.  If such Lender shall pay to the Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business Day.

(c)           Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten (10) separate Revolving Credit Borrowings.

(d)           Each Notice of Revolving Credit Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

(e)           Unless the Agent shall have received notice from a Lender or a Swing Line Bank prior to the time of any Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, that such Lender or Swing Line Bank will not make available to the Agent such Lender’s or Swing Line Bank’s ratable portion of such Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, the Agent may assume that such Lender or Swing Line Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02, as applicable, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender or Swing Line Bank shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender or Swing Line Bank, the Federal Funds Rate.  If such Lender or Swing Line Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s or Swing Line Bank’s Advance as part of such Borrowing for purposes of this Agreement.

(f)            The failure of any Lender or Swing Line Bank to make the Revolving Credit Advance or Swing Line Advance to be made by it as part of any Borrowing shall not relieve any other Lender or Swing Line Bank of its obligation, if any, hereunder to make its Revolving Credit Advance or Swing Line Advance on the date of such Revolving Credit Borrowing or Swing Line Borrowing as the case may be, but no Lender or Swing Line Bank shall be responsible for the failure of any other Lender or Swing Line Bank to make the Revolving Credit Advance or Swing Line Advance to be made by such other Lender or Swing Line Bank on the date of any Revolving Credit Borrowing or Swing Line Borrowing, as the case may be.

SECTION 2.03  Issuance of and Drawings and Reimbursement Under Letters of Credit.  (a)  Request for Issuance.  (i) Each Letter of Credit shall be issued upon notice, given not later than 3:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof.  Each such notice by the Borrower of Issuance of a Letter of Credit (a “Notice of Issuance”) shall be by electronic mail or telecopier specifying therein the requested (A) date of such Issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the Borrower shall agree for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), such Issuing Bank shall, unless such Issuing Bank has received written notice from any Lender or the Agent, at least one Business Day prior to the requested date of Issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.02 shall not then be satisfied, then, subject to the terms and conditions hereof, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices.  Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as such Issuing Bank or the Agent may reasonably require.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.  Notwithstanding anything to the contrary in this Agreement, the Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(b)           Participations.  By the Issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Ratable Share of the Available Amount of such Letter of Credit.  The Borrower hereby agrees to each such participation.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender’s Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason, which amount will be advanced, and deemed to be an Advance to the Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.02.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or, except as provided in Section 2.03(h), termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Ratable Share of the Available Amount of such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to a Commitment Increase in accordance with Section 2.21, an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

(c)           Drawing and Reimbursement.  The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the Borrower on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which shall be a Base Rate Advance, in the amount of such draft, without regard to whether the making of such an Advance would exceed such Issuing Bank’s Unused Commitment.  Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the Borrower and the Agent.  Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the Borrower, each Lender shall pay to the Agent such Lender’s Ratable Share of such outstanding Advance pursuant to Section 2.03(b).  Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or, except as provided in Section 2.03(h), termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank.  Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.  If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d)           Letter of Credit Reports.  Each Issuing Bank shall furnish (A) to the Agent (with a copy to the Borrower) on the first Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent (with a copy to the Borrower) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

(e)           Failure to Make Advances.  The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

(f)            Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the Issuing Banks and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each trade Letter of Credit.  Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and no Issuing Bank’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(g)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(h)           Expiry of Letters of Credit.  Each Letter of Credit shall expire not later than the earlier of (i) eighteen (18) months after its date of Issuance and (ii) the date that is 544 days after the Termination Date applicable to the applicable Issuing Bank, provided that (A) any Letter of Credit with a one-year or eighteen month term may provide for the renewal thereof for additional one-year or eighteen month periods (which shall in no event extend beyond the date referred to in clause (ii) above) and (B) at least 30 days prior to the applicable Termination Date, the Borrower shall, to the extent of the balance, replace outstanding Letters of Credit and/or deposit an amount equal to the Minimum Collateral Amount in cash in a cash collateral account established with the Agent for the benefit of the Lenders on terms and conditions satisfactory to the Agent.  The participations of each Non-Extending Lender in each outstanding Letter of Credit shall terminate on the Termination Date applicable to such Non-Extending Lender, and the participations of each other Lender shall termination on the Termination Date applicable to the Issuing Bank in respect of any Letter of Credit extended in accordance with the terms of the proviso to the immediately preceding sentence.

(i)            No Liability of the Issuing Banks.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither an Issuing Bank nor any of its Related Parties shall be liable or responsible for:  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the failure to obtain any document (other than any sight draft, certificates and documents expressly required by the applicable Letter of Credit); (c) validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower or any of its Subsidiaries that the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence.  In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

SECTION 2.04  Fees.  (a)  Commitment Fee.  The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender’s Unused Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date applicable to such Lender at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2014, and on the Termination Date applicable to such Lender.  For purposes of determining the commitment fee payable to each Lender that is (or has an Affiliate that is) a Swing Line Bank, Swing Line Loans made by such Swing Line Bank shall be deducted from the Unused Commitment of such Lender.

(b)           Letter of Credit Fees.  (i)  The Borrower shall pay to the Agent for the account of each Lender a commission on such Lender’s Ratable Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time during such calendar quarter, payable in arrears for each quarter ending on the last day of each

March, June, September and December, commencing with the quarter ended December 31, 2014, within ten (10) days after receipt of the written report with respect to such respective quarter referenced in Section 2.03(d)(B), and on the Termination Date; provided that the Applicable Margin shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if the Borrower is required to pay default interest pursuant to Section 2.07(b).

(ii)           The Borrower shall pay to each Issuing Bank, for its own account, a fronting fee of 0.125% per annum on the Available Amount of each Letter of Credit issued by such Issuing Bank, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended December 31, 2014, and on the Termination Date applicable to such Issuing Bank, and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the Issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

(c)           Agent’s Fees.  The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

SECTION 2.05  Termination or Reduction of the Commitments.  (a)  Optional.  The Borrower shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b)           Change of Control.  In the event that a Change of Control occurs, the Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate in full.

SECTION 2.06  Repayment of Advances and Letter of Credit Drawings.  (a) Revolving Credit Advances.  The Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Revolving Credit Advances made by such Lender and then outstanding.

(b)           Letter of Credit Drawings.  The obligations of the Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire, under the ISP, the UCP or otherwise, as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof):

(i)            any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii)          the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv)          any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)           payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vi)          any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents;

(vii)         waiver by any Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of the Borrower or any waiver by such Issuing Bank which does not in fact materially prejudice the Borrower;

(viii)        honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(ix)          any payment made by any Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or

(x)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

(c)           Swing Line Advances.  The Borrower shall repay to the Agent for the ratable account of the Swing Line Banks and each other Lender which has made a Swing Line

Advance the outstanding principal amount of each Swing Line Advance made to it by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than five Business Days after the requested date of such Borrowing) and the latest Termination Date.

SECTION 2.07  Interest on Advances.  (a)  Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)            Base Rate Advances.  During such periods as such Revolving Credit Advance is a Base Rate Advance and for each Swing Line Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full or Swing Line Advance is paid in full.

(ii)           Eurodollar Rate Advances.  During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b)           Default Interest.  Upon the occurrence and during the continuance of an Event of Default under Section 7.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 7.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

SECTION 2.08  Interest Rate Determination.  (a)  The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii).

(b)           If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Borrowing during its Interest Period or (ii) the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) the Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(c)           If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(d)           On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(e)           Upon the occurrence and during the continuance of any Event of Default (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefore, be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

(f)            If Reuters LIBOR01 Page is unavailable for any Eurodollar Rate Advances,

(i)            the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

(ii)           each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance, and

(iii)          the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(g)           If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and

(ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders or the Issuing Banks, as the case may be, promptly after demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Lender or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Agent, any Lender or any Issuing Bank, as the case may be, under Section 2.04 or 2.07(b), or under Article VII.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SECTION 2.09  Optional Conversion of Revolving Credit Advances.  The Borrower may on any Business Day, upon notice given to the Agent not later than 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(c).  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance.  Each notice of Conversion shall be irrevocable and binding on the Borrower.

SECTION 2.10  Prepayments of Advances.  (a)  Optional.  The Borrower may, upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 2:00 P.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay, without penalty, the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) each partial prepayment of Swing Line Advances shall in an aggregate principal amount of not less than $1,000,000 and (z) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(f).

(b)           Mandatory.  (i)  If at any date during any Borrowing Base Applicability Period, Borrowing Base Usage exceeds the Borrowing Base on such date, the Borrower shall prepay the outstanding principal amount of any Advances, or Cash Collateralize outstanding Letters of Credit, in an aggregate amount equal to such excess; provided that if the Borrower has

Cash Collateralized Letters of Credit in accordance with Section 2.19(a), the Available Amount of the outstanding Letters of Credit shall be deemed to have been reduced by the amount of such Cash Collateral.

(ii)           If, on any date, the sum of the aggregate principal amount of all Advances plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds the aggregate Revolving Credit Commitments (including as reduced in accordance with Section 2.05(b)), the Borrower shall prepay the outstanding principal amount of any Advances, and Cash Collateralize outstanding Letters of Credit, in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Credit Commitments; provided that if the Borrower has Cash Collateralized Letters of Credit in accordance with Section 2.19(a), the Available Amount of the outstanding Letters of Credit shall be deemed to have been reduced by the amount of such Cash Collateral.

(iii)          Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c).  The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders.

SECTION 2.11  Increased Costs.  (a)  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Adequacy.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender (i) setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section and delivered to the Borrower and (ii) providing reasonable details of the event or events giving rise to the claim or claims for additional payment, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.12  Illegality.  Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.13  Payments and Computations.  (a)  The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M.

(New York City time) on the day when due in Dollars to the Agent at the Agent’s Account in same day funds.  The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.04(b), 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.21 or an extension of the Commitments pursuant to Section 2.22 and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or extension date, as applicable, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)           The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due.

(c)           All computations of interest based on Citibank’s base rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or One Month LIBOR and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)           Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)           Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

SECTION 2.14  Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)           Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)            Status of Lenders.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, prior to the date on which such Lender becomes a Lender under this Agreement and at the any other time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)           executed originals of IRS Form W-8ECI;

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Survival.  Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.15  Sharing of Payments, Etc.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.16  Evidence of Debt.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances.  The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

(b)           The Register maintained by the Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.

(c)           Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.17  Use of Proceeds.  The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital and general corporate purposes, including acquisitions, of the Borrower and its Subsidiaries.

SECTION 2.18  Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or if any Lender is a Defaulting Lender, a Non-Extending Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 9.07;

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 9.04(f)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)          such assignment does not conflict with applicable law; and

(v)           in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19  Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Agent or any Issuing Bank (with a copy to the Agent), the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to any reallocation pursuant to Section 2.20(a) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)           Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below.  If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the Issuing Banks as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 or Section 2.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)           Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.20 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.20  Defaulting Lenders.

(a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.05 shall be applied at such time or times as may be determined by the Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swing Line Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.19; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swing Line Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swing Line Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or L/C Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in L/C Obligations and Swing Line Advances are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.20(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.  (A)  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive letter of credit fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19.

(C)          With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Advances that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swing Line Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swing Line Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(ii)           Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iii)          Cash Collateral, Repayment of Swing Line Advances.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Advances in an amount equal to the Swing Line Banks’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.19.

(b)           Defaulting Lender Cure.  If the Borrower, the Agent and each Swing Line Bank and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)           New Swing Line Advances/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swing Line Bank shall not be required to fund any Swing Line Advances unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Advance and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.21  Increase in the Aggregate Commitments.  (a)  The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Letter of Credit Commitment and/or Revolving Credit Commitment (for purposes of this Section, 2.21, a “Commitment”) be increased by an amount of $5,000,000 or an integral thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the latest Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Agent; provided, however that in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $450,000,000 nor shall the Letter of Credit Commitments at any time exceed one half of the amount of the Revolving Credit Commitments.

(b)           The Agent shall promptly notify the Lenders and such eligible Assignees as have been identified by the Borrower in a notice to the Agent of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders and such Eligible Assignees wishing to participate in the Commitment Increase must commit to so participate (the “Commitment Date”).  Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment.  If the Lenders and applicable Eligible Assignees notify the Agent that they are willing to participate in the requested Commitment Increase by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Lenders and such Eligible Assignees in such amounts as are agreed between the Borrower and the Agent, provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of not less than $5,000,000.

(c)           Each Commitment Increase shall be effected pursuant to one or more Assumption Agreements or Increase Notices executed and delivered by the Borrower and the Agent.  On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.21(b) (each such Eligible Assignee and each Eligible Assignee that shall become a party hereto in accordance with Section 2.22, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.21(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

(i)            (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit G-2 hereto;

(ii)           an assumption agreement from each Assuming Lender, if any, in form attached hereto as Exhibit H-1 (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Borrower;

(iii)          confirmation from each Increasing Lender of the increase in the amount of its Commitment in the form attached hereto as Exhibit H-2 (each, an “Increase Notice”); and

(iv)          on the date of request for a Commitment Increase and on the applicable Increase Date the following statements shall be true (and the giving of the request for Commitment Increase shall constitute a representation and warranty by the Borrower that on the date of such request and on such Increase Date such statements are true):

(A)          no Default shall have occurred and be continuing on such date and after giving effect to such Commitment Increase; and

(B)          the representations and warranties contained in Article IV are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date of, before and after giving effect to, such Commitment Increase and to the application of the proceeds therefrom, as though made on and as of such date, before and after giving effect to, such Commitment Increase, and to the application of the proceeds therefrom.

On each Increase Date, upon fulfillment of the conditions set forth in this Section 2.21(c), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.  Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, purchase at par that portion of outstanding Revolving Credit Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Advances to be funded and held on a pro rata basis by the Lenders in accordance with their Ratable Shares).

SECTION 2.22  Extension of Termination Date.

(a)           Requests for Extension.  The Borrower may, by notice to the Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to the first and/or second anniversary of the Effective Date (the “Anniversary Date”), request that each Lender extend such Lender’s Termination Date for an additional one year from the Termination Date then in effect with respect to such Lender.

(b)           Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not later than the date (the “Notice Date”) that is 20 days prior to such Anniversary Date, advise the Agent whether or not such Lender agrees to such extension (each such Lender that agrees to such extension, an “Extending Lender” and each Lender that determines not to extend its Termination Date, a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender).  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)           Notification by Agent.  The Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date 15 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)           Additional Commitment Lenders.  The Borrower shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (as an Assuming Lender) with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Assuming Lenders shall have entered into an Assumption Agreement pursuant to which such Assuming Lender shall, effective as of the applicable Anniversary Date, undertake a Commitment (and, if any such Assuming Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e)           Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Termination Date and the additional Commitments of the Assuming Lenders shall be more than 66-2/3% of the aggregate amount of the Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of such Anniversary Date, the Termination Date of each Extending Lender and of each Assuming Lender shall be extended to the date falling one year after the Termination Date in effect for such Lenders (except that, if such date is not a Business Day, such Termination

Date as so extended shall be the next preceding Business Day) and each Assuming Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f)            Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless on the Notice Date and on the Anniversary Date:

(x)           no Default shall have occurred and be continuing on such date and after giving effect to such extension; and

(y)           the representations and warranties contained in this Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date of such extension and after giving effect to such extension, as though made on and as of such date.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01  Conditions Precedent to Initial Extension of Credit.  The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent:

(a)           The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent) required to be paid on or prior to the Effective Date.

(b)           On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i)            The representations and warranties contained in Article IV are correct on and as of the Effective Date, and

(ii)           No event has occurred and is continuing that constitutes a Default.

(c)           The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

(i)            This Agreement, executed and delivered by the Borrower and each Lender listed on Schedule I.

(ii)           The Guaranty, executed and delivered by each Guarantor listed on Schedule II.

(iii)                               The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

(iv)                              Certified copies of the resolutions of the Board of Directors (or its equivalent) of each Loan Party approving each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

(v)                                 Certified copies of the charter and by-laws (or equivalent) for each Loan Party, together with good standing certificates (or equivalent) for each Loan Party from the jurisdiction in which each respective Loan Party is incorporated, formed or organized;

(vi)                              A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder.

(vii)                           A favorable opinion of (x) DLA Piper LLP (US), counsel for the Borrower and (y) Timothy Geckle, Senior Vice President and General Counsel for the Loan Parties, substantially in the form of Exhibits G-1 and G-2 hereto and as to such other matters as the Agent may reasonably request.

SECTION 3.02  Conditions Precedent to Each Borrowing and Issuance.  The obligation of each Lender and each Swing Line Bank to make an Advance (other than (x) a Swing Line Advance made by a Lender pursuant to Section 2.02(b) or (y) an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or such issuance (as the case may be) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or such issuance shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or such issuance such statements are true):

(a)                                 the representations and warranties contained in Article IV are correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to such Borrowing or such issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

(b)                                 no event has occurred and is continuing, or would result from such Borrowing or such issuance or from the application of the proceeds therefrom, that constitutes a Default; and

(c)                                  in the case of any Borrowing or Issuance during any Borrowing Base Applicability Period, the Borrowing Base Usage, after giving effect to such Borrowing or such Issuance, shall not exceed the Borrowing Base.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders as follows:

SECTION 4.01  Financial Statement.  The Borrower has furnished to the Initial Lenders a copy of the Form 10-K of the Borrower and its Subsidiaries for the period ended December 31, 2013, and the Form 10-Q of the Borrower and its Subsidiaries for the period ended September 30, 2014; it being understood that such financial statements filed with or furnished to the SEC by the Borrower (and which are available online on the SEC website, SEC.gov) shall be deemed to have been provided by the Borrower.  The financial statements and the notes thereto included in such Form 10-K and Form 10-Q fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the period then ended, all in conformity with GAAP.

SECTION 4.02  No Material Adverse Change.  There has been no material adverse change in the financial condition of the Borrower and its Homebuilding Segment Subsidiaries, taken as a whole, since December 31, 2013.

SECTION 4.03  Organization, Powers, and Capital Stock.  Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except in each case to the extent of omissions that would not have a Material Adverse Effect.

SECTION 4.04  Authorization; and Validity of this Agreement; Consents; etc.  (a)  Each of the Loan Parties has the power and authority to execute, deliver and perform each Loan Document to which it is a party.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound, except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets.  Each of Loan Document has been duly executed and delivered by the applicable Loan Parties.  The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b)                                 Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a Material Adverse Effect, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound.

(c)                                  No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the SEC) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of the Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof.  To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.

SECTION 4.05  Compliance with Laws and Other Requirements.  The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it.  Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or any applicable federal, state and local health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

SECTION 4.06  Litigation.  Except as disclosed in the Borrower’s Current Reports on Form 8-K, quarterly reports on Form 10-Q or Annual Reports on Form 10-K prior to the date hereof, there is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect.

SECTION 4.07  Title to Properties.  Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Estate Inventory owned by it (excluding any defects in title that do not interfere in any material respects with its ability to conduct its business as currently conducted or to utilize the property for its intended purpose), and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP.  All such Real Estate Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Estate Inventory, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Estate Inventory or in title insurance binders issued with respect to the Real Estate Inventory (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Estate Inventory), and (ii) as reflected in the Recent Balance Sheet.

SECTION 4.08  Tax Liability.  There have been filed all federal, state and local tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired or where failure to file would not have a Material Adverse Effect.  The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all Taxes as shown on those returns and on any assessment received by any of them, to the extent that those Taxes have become due, except for (a) Taxes the failure to pay which do not violate the provisions of this Agreement, (b) Taxes for which the amount or validity are being contested in good faith by appropriate proceedings or (c) Taxes the failure to pay would not reasonable be expected to result in a Material Adverse Effect.

SECTION 4.09  Regulations U and X; Investment Company Act.  (a)  Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X).  Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge, or other restriction hereunder.

(b)                                 No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.  If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.  No part of the proceeds of the Advances will be used for any purpose that violates the provisions of Regulation X.

(c)                                  Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10  ERISA Compliance.

(a)                                 There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could be reasonably expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)                                 Except as has resulted, or could reasonably be expected to result, in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably expected to result in a Material Adverse Effect; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

SECTION 4.11  Subsidiaries; Joint Ventures.

As of the date of this Agreement, Schedule 4.11 contains a complete and accurate list of (a) all Subsidiaries of the Borrower (including any joint venture which is a Subsidiary of the Borrower), together, with respect to each Subsidiary, its state of incorporation, formation or organization.  Except for Unrestricted Subsidiaries, all the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability.  Except for the Unrestricted Subsidiaries, all of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens.

SECTION 4.12  Environmental Compliance.  To the best knowledge of the Borrower, no Hazardous Substances in material violation of any Environmental Laws are present upon any of the Real Estate Inventory owned by any of the Borrower or any of its Subsidiaries or any Real Estate Inventory which is encumbered by any mortgage held by any of the Borrower or any of its Subsidiaries, and neither of the Borrower nor any of its Subsidiaries has received any notice to the effect that any of the Real Estate Inventory owned by any of the Borrower or any of its Subsidiaries or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment, which non-compliance or remedial action could be reasonably expected to have a Material Adverse Effect.

SECTION 4.13  No Misrepresentation.  No representation or warranty by any Loan Party made under this Agreement and no certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

SECTION 4.14  Solvent.  The Borrower and its Subsidiaries on a consolidated basis are Solvent.

SECTION 4.15  Insurance.  The properties of the Borrower and its Subsidiaries are insured with reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and its Subsidiaries operate.

SECTION 4.16  Foreign Asset Control Regulations.  Neither the execution and delivery of the Loan Documents by the Borrower or any Loan Party nor the use of the proceeds of any Advance or any extension of credit, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same.  Without limiting the generality of the foregoing, none of the Borrower, any Loan Party nor any of their respective subsidiaries (a) are or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage or will engage in any dealings or transactions or be otherwise associated with any such blocked person.

SECTION 4.17  Intellectual Property; Licenses, Etc.  The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the current operation of their respective businesses, to the knowledge of the Borrower, without conflict with the rights of any other Person, except to the extent that such failure to own or obtain such rights could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.18  Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with laws generally, including Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or, any of their respective officers or, to the knowledge of the Borrower, any of their respective directors or employees, or

(b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE V

AFFIRMATIVE COVENANTS OF THE BORROWER

So long as any Advance shall remain unpaid, any Letter of Credit is outstanding (other than Letters of Credit that have been Cash Collateralized) or any Lender shall have any Commitment hereunder, the Borrower will:

SECTION 5.01  Reporting Requirements.  Maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Agent (for prompt distribution by the Agent to Lenders):

(a)                                 as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2014), a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that fiscal year and the related Consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Ernst & Young LLP or another firm of independent certified public accountants of similar recognized standing selected by the Borrower (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower’s independent certified public accountants); the financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;

(b)                                 as soon as available and in any event within 45 days after the end of each of the first three quarters, of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that quarter, and the related Consolidated statement of operations and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;

(c)                                  concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default arising under Section 6.01 has occurred, or if such Event of Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the Chief Executive Officer, President or Executive Vice President and an Authorized Financial Officer of the Borrower to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Default, or if such Default has occurred, specifying the facts with respect thereto;

(d)                                 within 90 days after the beginning of each fiscal year of the Borrower on or after 2014, a projection, in reasonable detail and in form and substance satisfactory to the Agent, on a quarterly basis, of the earnings, cash flow, balance sheet and covenant calculations (with assumptions for all of the foregoing) of the Borrower and its Subsidiaries for that fiscal year;

(e)                                  promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and registration statements that the Borrower may file or is required to file with the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act); the reports, proxy statements, registration statements and financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under these reporting requirements;

(f)                                   the following reports:  within 45 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending March 31, 2015 and fiscal year ending December 31, 2014), the Borrowing Base Certificate and Compliance Certificate in reasonable detail, with calculations indicating whether the Borrower is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of the financial covenants in Section 6.01 and with the provisions of Section 6.04(m), and the reports furnished pursuant to this subsection (f) shall each be certified to be true and correct in all material respects by an Authorized Financial Officer of the Borrower;

(g)                                  as soon as possible and in any event within 10 days after a Senior Officer of the Borrower knows that any Reportable Event has occurred with respect to any Pension Plan, a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(h)                                 as soon as possible and in any event within 10 days after receipt thereof by a Senior Officer of the Borrower, a copy of (i) any written notice or claim to the effect that any of the Borrower or of its Subsidiaries is or may be liable to any Person as a result of the release by any of the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by any of the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect; and

(i)                                     such supplements to the aforementioned documents and additional information and reports as the Agent or any Lender may from time to time reasonably require.

SECTION 5.02  Payment of Taxes and Other Potential Liens.  Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof and which, in each case, could reasonably be expected to have a Material Adverse Effect; provided, however, that it shall not constitute a violation of the provisions of this Section 5.02 if any Loan Party shall fail to pay any such tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

SECTION 5.03  Preservation of Existence.  Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit (a) a Loan Party from merging into or consolidating with any other Loan Party or any other Subsidiary of the Borrower; provided (i) the Borrower is the surviving entity in the case of a merger involving the Borrower and (ii) the surviving entity in the case of a merger involving a Loan Party and a Subsidiary that is not a Loan Party is, or upon such merger becomes, a Loan Party or (b) a Subsidiary that is not a Loan Party from merging into or consolidating with any other Subsidiary that is not a Loan Party.  The Borrower will, and will cause each Restricted Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, however, that nothing herein shall prevent the termination or existence (corporate or otherwise) of any Subsidiary which in the reasonable judgment of management of the Borrower is no longer necessary or desirable.  The primary business of the Borrower and its Restricted Subsidiaries shall at all times be the acquisition, development and sale of real estate assets and ancillary and complementary businesses thereto.

SECTION 5.04  Maintenance of Properties.  Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business  against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party, and (c) such other insurance as may be required by law, in each case, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.  Upon the request of the Agent, the Borrower will furnish to the Lenders full information as to the insurance carried.  Notwithstanding the foregoing provisions of this section, the Borrower shall be permitted to self-insure against all property and casualty risks associated with its construction of dwelling units up to a maximum aggregate construction exposure for any project not to exceed at any time 10% of Consolidated Tangible Net Worth.

SECTION 5.05  Access to Premises and Books.  At all reasonable times and as often as any Lender may reasonably request, at the cost of such Lender (unless a Default has occurred and is continuing), permit authorized representatives and agents (including accountants) designated by that Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers; provided that, except to the extent that a Default has occurred and is continuing, none of the foregoing unreasonably interfere with the normal business operations of the Borrower or any of its Subsidiaries and that the Lenders shall engage in any such inspections on a cooperative basis.

SECTION 5.06  Notices.  Give prompt written notice to the Agent of (a) any proceeding instituted by or against the Borrower or any of the Loan Parties in any federal or state court or before any commission or other regulatory body, federal, state or local or other governmental agency, which could reasonably be expected to be determined adversely against such Loan Party and, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Loan Party, and (b) any other event which could reasonably be expected to lead to or result in a Material Adverse Effect on any Loan Party or result in an Event of Default.

SECTION 5.07  Addition and Removal of Guarantors.  (a)  Promptly secure the execution and delivery of the Guaranty (or a Supplemental Guaranty) to the Agent for the benefit of the Lenders from each Subsidiary, whether now existing or formed and organized after the date hereof, if such Subsidiary is a wholly-owned Subsidiary of the Borrower and is included in the Homebuilding Segment; provided that notwithstanding anything to the contrary herein, none of the following Subsidiaries shall be required to execute or deliver a Guaranty (or a Supplemental Guaranty) or to become a Guarantor:  (i) any Subsidiary whose sole purpose is to serve as a joint venturer, partner, member or shareholder in a joint venture, (ii) any Subsidiaries listed on Schedule 5.07, (iii) any Subsidiary hereafter formed or organized if federal or state regulatory requirements prohibit such Subsidiary from being a Guarantor or if such Subsidiary is not engaged in the construction or sale of homes or in any activities that are material to the Homebuilding Segment, (iv) any Unrestricted Subsidiary or (v) any Subsidiary as may be agreed by the Required Lenders.  Each such Subsidiary (other than the Subsidiaries referenced in clause (i), (ii), (iii), (iv) and (v) of the immediately foregoing sentence) that does not deliver the Guaranty on the Effective Date shall execute and deliver a Guaranty Supplement within 30 days after it meets the criteria set forth in the preceding sentence.  Concurrently with the execution and deliver by such a Subsidiary of a Guaranty Supplement, the Borrower will deliver to the

Agent such legal opinions and evidence of corporate or other action and authority in respect thereof as shall be reasonably requested by the Agent.

(b)                                 In the event that any Guarantor ceases to be a wholly-owned Subsidiary of the Borrower or in the Homebuilding Segment or ceases to be engaged in the active conduct of business, the Borrower may request the release of such Guarantor form its obligations under its Guaranty, and provided no Default exists, the Agent shall deliver to the Borrower a written release of such Guarantor from its obligations under the Guaranty and shall so notify the Lenders.

(c)                                  The Borrower shall not cause or permit the voting securities or other ownership interests of any Subsidiary in the Homebuilding Segment to be less than 100% owned and controlled, directly or indirectly, by the Borrower except for a legitimate business purpose unrelated to whether such Subsidiary is required to be a Guarantor hereunder.

SECTION 5.08  Compliance with Laws and Other Requirements.  Promptly and fully, comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, in each case, the violation of which would have a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.09  Use of Proceeds.  Use and cause to be used the proceeds of the Advances for working capital and general corporate purposes including acquisitions.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees, and shall use reasonable efforts so that their agents, shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

NEGATIVE COVENANTS OF THE BORROWER

So long as any Advance shall remain unpaid, any Letter of Credit is outstanding (other than Letters of Credit that have been Cash Collateralized) or any Lender shall have any Commitment hereunder:

SECTION 6.01  Financial Condition Covenants.  The Borrower shall not,

(a)                                 Maximum Leverage Ratio.  As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, permit the Leverage Ratio to exceed:  (i) sixty-five percent (65%) for the first six fiscal quarters following the Effective Date

(with such fiscal quarters beginning with the quarter ending December 31, 2014); (ii) sixty-two and one-half percent (62.5%) for the seventh and eighth fiscal quarters following the Effective Date; and, (iii) sixty percent (60%) thereafter.

(b)                                 Minimum Interest Coverage/Minimum Liquidity Test.  As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, fail to maintain either (a) Liquidity in an amount not less than Consolidated Interest Incurred for the last twelve months then ended or (b) an Interest Coverage Ratio greater than 1.50:1.00.

(c)                                  Minimum Net Worth Test.  As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, fail to maintain minimum Consolidated Tangible Net Worth not less than (a) $641,000,000 plus (b) the sum of (i) 50% of the cumulative Consolidated Net Income, if positive of the Borrower and its Homebuilding Segment Subsidiaries plus (ii) 50% of the net proceeds from any equity offerings of the Borrower (excluding equity issued in connection with an employee or director stock ownership, stock option, incentive or retention plan, or an employee stock purchase plan), in each case, from and after September 30, 2014.

SECTION 6.02  Liens and Encumbrances.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, grant or suffer or permit to exist any Liens on any of its rights, properties or assets other than Permitted Liens.

SECTION 6.03  Limitation on Fundamental Changes.

(a)                                 The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, do any of the following:

(i)                                     sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Restricted Subsidiaries (taken as a whole on a consolidated basis) except (A) for the sale of inventory in the ordinary course of business, or (B) other dispositions, sales, or assignments or properties (including a bulk sale of properties held in a geographic region) relating to restructuring or withdrawal from one or more geographic regions, provided that the fair value of such dispositions, sales or transfers does not exceed in any twelve (12) consecutive months 15% of Consolidated Tangible Net Worth;

(ii)                                  merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, except (i) any Person may merge with the Borrower, provided that the Borrower shall be the continuing or surviving person and (ii) any Person may merge with a Restricted Subsidiary, provided that such Restricted Subsidiary shall be the continuing or surviving person or the continuing or surviving Person becomes a Restricted Subsidiary upon such merger hereunder and, in each case, the transaction represents an acquisition permitted under Section 6.03(b);

(iii)                               dissolve, liquidate or wind up its business by operation of law or otherwise; or

(iv)                              distribute to the stockholders of the Borrower any Capital Stock of any Subsidiary that is a Guarantor;

provided, however, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) Default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.

(b)                                 The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, acquire another Person unless (i) the primary business of such Person is engaging in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof and (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such Person approves such acquisition.

Nothing contained in this Section 6.03, however, shall restrict any sale of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.

SECTION 6.04  Permitted Investments.  The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any Investment or otherwise acquire any interest in any Person, except:

(a)                                 Investments in or loans or advances to (i) the Borrower, (ii) in any wholly-owned Guarantor, and (iii) any Restricted Subsidiary (or an  entity that will become a Restricted Subsidiary as a result of such Investment);

(b)                                 Cash Equivalents and Permitted Investments;

(c)                                  receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(d)                                 lease, utility and other similar deposits in the ordinary course of business;

(e)                                  Investments made by the Borrower or any Restricted Subsidiary for consideration consisting only of Capital Stock;

(f)                                   guarantees of performance obligations in the ordinary course of business;

(g)                                  Investments outstanding on the Effective Date, as set forth on Schedule 6.04;

(h)                                 Investments permitted by Section 6.03(b);

(i)                                     Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies;

(j)                                    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(k)                                 Investments or securities received in settlement of debts owing to the Borrower or any Restricted Subsidiary in the ordinary course of business;

(l)                                     loans to employees, agents, customers or suppliers in the ordinary course of business not to exceed $10,000,000 in the aggregate at any time outstanding;

(m)                             Investments, other than those permitted by subsections (a) through (l) above, in Persons that are in the business of homebuilding, land acquisition, land development, mortgage banking, mortgage origination, loan servicing, mortgage brokerage or providing title and escrow, homeowners’ insurance, warranty coverage, mortgage servicing, securities issuances, bond administration and management services, or in businesses that are reasonably related thereto or reasonable extensions thereof not to exceed in the aggregate amount outstanding 30% of Consolidated Tangible Net Worth at the time of such Investment; and

(n)                                 other Investments in the aggregate amount not to exceed $20,000,000 at any time outstanding.

SECTION 6.05  No Margin Stock.  The Borrower shall not use or permit to be used any of the proceeds of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

SECTION 6.06  Burdensome Agreements.  The Borrower shall not enter into any Contractual Obligation that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (b) of any Restricted Subsidiary to guarantee the Indebtedness of the Borrower or (c) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure its obligations under the Loan Documents to which it is a party; provided, however, that this Section 6.06 shall not prohibit the requirement of granting a pari passu Lien in favor of any holder of any public Indebtedness if the Obligations hereunder are required to be secured; provided, further, however, the foregoing shall not apply to (i) restrictions imposed by law or this Agreement, (ii) customary restrictions and conditions contained in agreements relating to a sale of a Subsidiary or all or substantially all of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or encumbrance of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person, (iv) with respect to clause (c) customary provisions in leases restricting the assignment thereof and (v) any Contractual Obligations relating to Indebtedness, Capital Leases or purchase money obligations for real property and fixed or capital assets solely to the extent any such negative pledge or restriction relates to the property financed or leased thereunder.

SECTION 6.07  Prepayment of Indebtedness.  If a Default has occurred and is continuing or an acceleration of the indebtedness under this Agreement has occurred, the Borrower shall not voluntarily prepay, or permit any Guarantor voluntarily to prepay, the principal amount, in whole or in part, of any Indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between the Borrower and such Lender, (b) Indebtedness which ranks pari passu with the indebtedness incurred under this Agreement which is or becomes due and owing whether by reason of acceleration or otherwise and (c) Indebtedness which is exchanged for, or converted into, Capital Stock (or securities to acquire Capital Stock) of any Loan Party.

SECTION 6.08  Transactions with Affiliates.  The Borrower shall not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Subsidiary to do any of the foregoing), except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s, or a Loan Party’s or a Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower, such Loan Party or such Subsidiary than the Borrower, such Loan Party or such Subsidiary would obtain in a comparable arms’-length transaction, (b) transactions between the Borrower and/or its Restricted Subsidiaries, (c) salary, bonuses, equity compensation and other compensation arrangements and indemnification arrangements with directors or officers consistent with past practices or current market practices, (d) Investments permitted under Section 6.04, or (e) such transaction otherwise expressly permitted under this Agreement.

SECTION 6.09  Foreign Assets Control Regulations.  The Borrower shall not use or permit the use the proceeds of any Advances or any extension of credit in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same.  Without limiting the foregoing, neither the Borrowers nor any Loan Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions or be otherwise associated with any person who is a blocked person.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                 The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five Business Days after any such interest, fees or other amounts becomes due in accordance with the terms hereof; or

(b)                                 Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate or document furnished by it, on or after the Effective Date, under this Agreement or any such other Loan Document shall prove to be incorrect, in any material respect, on the date when made; or

(c)                                  (i) The Borrower shall default in the observance or performance of any covenant contained in Sections 5.03, 5.05, 5.06 or 5.09, or Article VI, or (ii) the Borrower shall fail shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.01), and such default shall continue unremedied for a period of thirty (30) days; or

(d)                                 with respect to any Indebtedness (including any Contingent Obligation, but excluding the Loans, any other Indebtedness under any of the Loan Documents and any Non-Recourse Indebtedness) the aggregate outstanding principal amount of which is greater than $25,000,000 (“Material Indebtedness”):  (i) any Loan Party shall (1) default in making any payment of any principal of any Material Indebtedness beyond any applicable period of grace, (2) default in making any payment of any interest on any Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (3) default in the observance or performance of any other material agreement or condition relating to any Material Indebtedness, or any other event shall occur or condition exist, the effect of which (after giving effect to any applicable grace or cure period) is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Contingent Obligation) to become payable or (ii) any Material Indebtedness shall be required to be prepaid or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof as a result of any contingent event or condition related to the creditworthiness, financial performance or ownership of any Loan Party; or

(e)                                  The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or

(f)                                   (i) An ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), or (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, which could reasonably be expected to result in a Material Adverse Effect; or

(g)                                  One or more final non-appealable judgments or decrees (excluding any judgments or decrees covered by insurance by a solvent and unaffiliated insurer that has not disputed coverage, other than pursuant to a reservation of rights letter) shall be entered against any Loan Party, which have not have been paid, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, involving in the aggregate a liability of more than $15,000,000; or

(h)                                 Any Loan Party shall be found liable under a final non-appealable judgment or decree for (A) the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or (B) any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case of clause (A) or (B), could reasonably be expected to have a Material Adverse Effect; or

(i)                                     the guarantee contained in Section 1 of the Guaranty shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert (excluding release of any Loan Party in accordance with the Loan Documents);

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Advances to be made by a Lender to fund its participations in outstanding Swing Line Advances pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances to be made by a Lender to fund its participations in outstanding Swing Line Advances pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 7.02  Actions in Respect of the Letters of Credit upon Default.  If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent’s office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding (but only to the extent such Available Amount has not already been Cash Collateralized) or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders and not more disadvantageous to the Borrower than clause (a); provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Agent for the account of the Lenders without notice to or demand upon the Borrower, which are expressly waived by the Borrower, to be held in the L/C Cash Deposit Account.  If at any time an Event of Default is continuing the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that the Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law.  After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the remaining balance, if any, in such L/C Cash Deposit Account shall be returned to the Borrower.

ARTICLE VIII

THE AGENT

SECTION 8.01  Authorization and Authority.  Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any Loan Document (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02  Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03  Duties of Agent; Exculpatory Provisions.  (a)  The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)                                 The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower or a Lender.

(c)                                  The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 8.04  Reliance by Agent.  Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Advance or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05  Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.  The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06  Resignation of Agent.  (a)  The Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder (except that in the case of any collateral security held by the Agent on behalf of the Lenders hereunder, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

(d)                                 Any resignation pursuant to this Section by a Person acting as Agent shall, unless such Person shall notify the Borrower and the Lenders otherwise, also act to relieve such Person and its Affiliates of any obligation to advance Swing Line Advances or where such advance is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Bank, (ii) the retiring Swing Line Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Swing Line Bank shall enter into an Assignment and Assumption and acquire from the retiring Swing Line Bank each outstanding Swing Line Advance of such retiring Swing Line Bank for a purchase price equal to par plus accrued interest.

SECTION 8.07  Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08  No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Arrangers nor the syndication agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

SECTION 8.09  Releases of Guaranties.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.01) to take any action requested by Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.01, provided that releases of Guarantors must comply with Section 5.07 unless otherwise consented to by the Lenders in accordance with Section 9.01.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01  Amendments, Etc.  Except as provided in Sections 2.21 and 2.22, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:  (i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (iii) amend this Section 9.01; and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, do any of the following:  (i)  increase or extend the Commitment of such Lender, (ii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder or (iv) release all or substantially all of the Guarantors from their obligations under the Guaranty; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (y) no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Banks under this Agreement, and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

SECTION 9.02  Notices, Etc.  (a)  Notices Generally.  Except as provided in paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or facsimile as follows:

(i)                                     if to the Borrower, to the Borrower at 3011 Townsgate Road, Westlake Village, CA 91361 , Attention of Kimberly Nelson (Facsimile No. 805-367-3802; Email:  knelson@ryland.com), with a copy to Timothy Geckle (Facsimile No.  (805) 367-3807; Email:  tgeckle@ryland.com);

(ii)                                  if to the Agent, to Citibank at Building #3, 1615 Brett Road, New Castle, Delaware 19720, Attention of Bank Loan Syndications (Facsimile No. (212) 994-0961; Email:  GLAgentOfficeOps@citi.com; Email:  oploanswebadmin@citi.com (for materials required to be delivered pursuant to Section 5.01(a)-(g));

(iii)                               if to an Issuing Bank, to it at its address (or facsimile number) provided in writing to the Agent and the Borrower at the time of its appointment as an Issuing Bank hereunder;

(iv)                              if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Platform.

(i)                                     Each party hereto agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).  Nothing in this Section 9.02(d) shall prejudice the right of the Agent to make the Communications available to the Lenders in any other manner specified in this Agreement.

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

(iii)                               Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement.  Each Lender agrees (i) to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e-mail address.

SECTION 9.03  No Waiver; Remedies.  No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04  Costs and Expenses.  (a)  Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the Facilities prior to the date of this Agreement, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any

Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Agent, any Lender or any Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties  arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability imposed under Environmental Law  in connection with the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), any Issuing Bank, any Swing Line Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), such Issuing Bank, such Swing Line Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate principal amount of the Advances and the Available Amount of all outstanding Letters of Credit at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), such Issuing Bank or such Swing Line Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent), such Issuing Bank or any such Swing Line Bank in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.02(f).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit, or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable promptly after demand therefor.  Each such demand shall be accompanied by an invoice in reasonable detail or other reasonable detail of the basis for such requested amount.

(f)                                   Breakage.  If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, acceleration of the maturity of the Advances pursuant to Section 7.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 2.18(b) or (ii) as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(g)                                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 9.05  Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Advances owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.  Each Lender and Issuing Bank agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.06  Binding Effect.  This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders (and any other attempted assignment or transfer by any party hereto shall be null and void).

SECTION 9.07  Assignments and Participations.  (a)  Successors and Assigns Generally.  No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement

(including all or a portion of its Commitment and the Advances at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 and increments of $1,000,000 in excess thereof, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Letter of Credit Facility or the Swing Line Facility, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that it shall not be deemed unreasonable for the Borrower to withhold consent to any assignment that subjects the Borrower to any tax withholding requirement) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)                               the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                               the consent of each Issuing Bank and Swing Line Bank shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Competitor.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each Issuing Bank, each Swing Line Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swing Line Advances in accordance with its Ratable Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a

Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11 and 9.04 and remain liable under Section 9.04(e) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)                                  Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, any Issuing Bank, any Swing Line Bank or the Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower s Affiliates or Subsidiaries or any Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.04(d) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement that requires such Lender’s consent and directly affects the Participant; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in 9.01(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 9.04(f) and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under

Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.08  Confidentiality.  Each of the Agent, the Lenders and the Issuing Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any credit insurance provider or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.09  Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.11  Jurisdiction, Etc.  (a)  Jurisdiction.  The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b)                                 Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.12  Patriot Act Notice.  Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 9.13  Other Relationships; No Fiduciary Duty.  No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agent and each Lender to enter into or maintain business relationships with the Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.  The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their respective Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any advisory, equitable or fiduciary duties on the part of the Agent, any Lender or any of their respective Affiliates, and no such duties will be deemed to have arisen in connection with any such transactions or communications.  The Borrower also hereby agrees that none of the Agent, any Lender or any of their respective Affiliates have advised and are advising the Borrower as to any legal, accounting, regulatory or tax matters, and that the Borrower is consulting its own advisors concerning such matters to the extent it deems appropriate.

SECTION 9.14  Waiver of Jury Trial.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE RYLAND GROUP, INC.

By:	/s/ Kimberly G. Nelson
Name: Kimberly G. Nelson
Title: Treasurer

[Signature Page to Ryland Credit Agreement]

CITIBANK, N.A.,
as Agent

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Ryland Credit Agreement]

Initial Lenders

CITIBANK, N.A.

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Ryland Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Donald Shokrian
Name: Donald Shokrian
Title: Managing Director

[Signature Page to Ryland Credit Agreement]

BANK OF THE WEST

By:	/s/ Benjamin Meininger
Name: Benjamin Meininger
Title: Vice President

By:	/s/ Benjamin Arroyo
Name: Benjamin Arroyo
Title: Vice President

[Signature Page to Ryland Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Jeannine Pascal
Name: Jeannine Pascal
Title: Vice President

[Signature Page to Ryland Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elena Bennett
Name: Elena Bennett
Title: Senior Vice President

[Signature Page to Ryland Credit Agreement]

SCHEDULE I
The Ryland Group, Inc.
CREDIT AGREEMENT
COMMITMENTS

Name of Initial Lender	Revolving Credit Commitment	Letter of Credit Commitment	Swing Line Commitment
Citibank, N.A.	$60,000,000	$30,000,000	$25,000000
JPMorgan Chase Bank, N.A.	$60,000,000	$30,000,000
Bank of the West	$60,000,000	$30,000,000
The Royal Bank of Scotland plc	$60,000,000	$30,000,000
Wells Fargo Bank, National Association	$60,000,000	$30,000,000

Total:	$300,000,000	$150,000,000	$25,000,000

EXHIBIT A - FORM OF
PROMISSORY NOTE

U.S.$	Dated: , 20

FOR VALUE RECEIVED, the undersigned, The Ryland Group, Inc., a Maryland corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                                    (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of November 21, 2014 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Advance are payable in lawful money of the United States to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds in same day funds.  Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

THE RYLAND GROUP, INC.

By:
Title:

[Signature Page to Ryland Credit Agreement]

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT B - FORM OF NOTICE OF
REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
1615 Brett Road, Building #3
New Castle, Delaware 19720

[Date]

Attention:  Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, The Ryland Group, Inc., refers to the Credit Agreement, dated as of November 21, 2014 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)                                     The Business Day of the Proposed Revolving Credit Borrowing is                               , 20    .

(ii)                                  The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iii)                               The aggregate amount of the Proposed Revolving Credit Borrowing is $                              .

[(iv)                          The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is            month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A)                               the representations and warranties contained in Article IV of the Credit Agreement are correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; [and]

(B)                               no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default[.][; and]

[Signature Page to Ryland Credit Agreement]

[(C)                           the Borrowing Base Usage, after giving effect to Proposed Revolving Credit Borrowing, does not exceed the Borrowing Base.](1)

Very truly yours,

THE RYLAND GROUP, INC.

By:
Title:

(1)  To be included only during a Borrowing Base Applicability Period.

2

EXHIBIT C - FORM OF

ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] (2)Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](3) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](4) hereunder are several and not joint.](5)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(3)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(4)                                 Select as appropriate.

(5)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

[Signature Page to Ryland Credit Agreement]

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	The Ryland Group, Inc.

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of November 21, 2014 among The Ryland Group, Inc., the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s](6)	Assignee[s](7)	Facility Assigned(8)	Aggregate Amount of Commitment/ Advances for all Lenders(9)	Amount of Commitment/ Advances Assigned(8)	Percentage Assigned of Commitment /Advances(10)		CUSIP Number

			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	](11)

(6)                                 List each Assignor, as appropriate.

(7)                                 List each Assignor, as appropriate.

(8)                                 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Commitment,” etc.)

(9)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(10)                          Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

(11)                          To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](12)

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](13)

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

(12)                          Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

(13)                          Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

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[Consented to and](14) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

(14)                          To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

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[Consented to:](15)

[NAME OF RELEVANT PARTY]

By:
Title:

(15)  To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Bank, Issuing Bank) is required by the terms of the Credit Agreement.

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee (subject to such consents, if any, as may be required under Section 9.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (viii) it is not a Competitor (as defined in the Credit Agreement); and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT D - FORM OF
BORROWING BASE CERTIFICATE

1

EXHIBIT E - FORM OF
COMPLIANCE CERTIFICATE

1

EXHIBIT F - FORM OF
GUARANTY

1

EXHIBIT G - FORM OF
OPINION OF COUNSEL
FOR THE BORROWER

[Circulated Separately]

1

EXHIBIT H-1 - FORM OF
ASSUMPTION AGREEMENT

1

EXHIBIT H-2 - FORM OF
INCREASE NOTICE

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EXHIBIT I-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Ryland Group, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

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EXHIBIT I-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Ryland Group, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 22.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                       , 20[  ]

2

EXHIBIT I-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Ryland Group, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                       , 20[  ]

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EXHIBIT I-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Ryland Group, Inc., and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

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